Exhibit 10.1

EXECUTION COPY

AMENDMENT

AMENDMENT dated as of December 23, 2009 (this “Second Amendment”), among Crown Castle International Corp., a Delaware corporation (“Holdings”), Crown Castle Operating Company, a Delaware corporation (the “Borrower”), Crown Castle Operating LLC, a Delaware limited liability company (“Crown Operating”), CCGS Holdings LLC, a Delaware limited liability company, Global Signal Operating Partnership, L.P., a Delaware limited partnership, the Lenders (as defined in the Credit Agreement) party hereto, the New Revolving Lenders (as defined below) party hereto and The Royal Bank of Scotland PLC, as administrative agent (the “Administrative Agent”) and as agent under the Pledge Agreements (as defined below), to (i) that certain Credit Agreement, dated as of January 9, 2007 (as amended, amended and restated, supplemented, restated, replaced, refinanced or otherwise modified from time to time, the “Credit Agreement”), among Holdings, the Borrower, the Subsidiary Guarantors from time to time party thereto, the Lenders from time to time party thereto and the Administrative Agent (which shall constitute the second amendment to the Credit Agreement), (ii) that certain Pledge and Security Agreement, dated as of January 9, 2007 (as amended, amended and restated, supplemented, restated, replaced, refinanced or otherwise modified from time to time, the “Holdings Pledge Agreement”), made by Holdings, the Borrower and Crown Operating in favor of The Royal Bank of Scotland PLC, as agent (which shall constitute the first amendment to the Holdings Pledge Agreement), and (iii) that certain Pledge and Security Agreement, dated as of April 17, 2007 (as amended, amended and restated, supplemented, restated, replaced, refinanced or otherwise modified from time to time, the “Subsidiary Pledge Agreement”, and together with the Holdings Pledge Agreement, the “Pledge Agreements”), made by the pledgors listed on the signature pages thereto in favor of The Royal Bank of Scotland PLC, as agent (which shall constitute the first amendment to the Subsidiary Pledge Agreement).

W I T N E S S E T H :

WHEREAS, the Borrower has requested that the Lenders and the Administrative Agent amend the Credit Agreement and the Pledge Agreements in the manner set forth herein.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1. Defined Terms. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

2. Amendment.

(a) Clause (a) of the definition of “Applicable Margin” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(a) with respect to Revolving Loans and Swingline Loans, the applicable percentage determined pursuant to the Pricing Grid; and

(b) The definition of “Commitment” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Commitment”: with respect to any Lender, such Lender’s Revolving Commitment, Term Loan Commitment or Incremental Revolving Loan Commitment.

(c) The definition of “Commitment Fee Rate” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Commitment Fee Rate”: a rate per annum equal to 0.375%.

(d) The definition of “Revolving Commitment” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Revolving Commitment”: as to any Lender, the obligation of such Lender, if any, to make Revolving Loans (other than Incremental Revolving Loans) and participate in Swingline Loans and Letters of Credit in an aggregate principal and/or face amount not to exceed the amount set forth on Schedule 1 or in the Assignment and Assumption pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The amount of the Total Revolving Commitments as of the Second Amendment Implementation Date is $400,000,000.

(e) The definition of “Revolving Termination Date” in Section 1.1 of the Credit Agreement hereby is amended and restated in its entirety to read as follows:

“Revolving Termination Date”: September 30, 2013.

(f) Section 1.1 of the Credit Agreement is hereby amended to insert the following definitions in appropriate alphabetical order:

“Increase Joinder: as defined in Section 2.24.

“Incremental Revolving Loan Commitment”: as defined in Section 2.24.

“Incremental Revolving Loans”: as defined in Section 2.24.

“Revolving Commitment Increase Effective Date”: as defined in Section 2.24.

“Second Amendment”: the Amendment, dated as of December 23, 2009, among Holdings, the Borrower, Crown Operating, CCGS Holdings LLC, Global Signal Operating Partnership, L.P., the Lenders party thereto, the Administrative Agent and The Royal Bank of Scotland plc as agent, to this

Agreement, the Pledge Agreement and the Pledge and Security Agreement dated as of April 17, 2007, made by the Pledgors (as defined therein) party thereto in favor of The Royal Bank of Scotland plc, as agent.

“Second Amendment Implementation Date”: as defined in the Second Amendment.

(g) Section 1.1 of the Credit Agreement is hereby amended to delete the following definitions: Extending Lender, Extension Date, Last Response Date, Non-Extending Lender and Replacement Lender.

(h) Clause (b) of Section 1.2 of the Credit Agreement is hereby amended by (i) inserting the text “and” immediately preceding subclause (v) of such clause (b) and (ii) deleting subclause (vi) of such clause (b) and substituting the text “.” therefor.

(i) Section 2.3(c) of the Credit Agreement is hereby deleted in its entirety.

(j) Section 2.15(h) of the Credit Agreement is hereby amended to include the following text immediately after the text “constituting Collateral”:

(except as otherwise necessary to give effect to clause (v) to the proviso to Section 2.01 of the Pledge Agreement)

(k) Section 2 of the Credit Agreement is hereby amended to include the following Section 2.24:

Section 2.24 Incremental Revolving Loans.

(a) Borrower Request. The Borrower may at any time and from time to time on and after the Second Amendment Implementation Date by written notice to the Administrative Agent elect to request the establishment of one or more new revolving loan commitments (each, an “Incremental Revolving Loan Commitment”) under this Agreement by an amount not in excess of $50,000,000 in the aggregate and in minimum increments of $10,000,000. Each such notice shall specify (i) the date (each, a “Revolving Commitment Increase Effective Date”) on which the Borrower proposes that the Incremental Revolving Loan Commitment shall become effective, which shall be a date not less than 10 Business Days after the date on which such notice is delivered to the Administrative Agent and (ii) the identity of each Person (which, if not a Lender, an Approved Fund or an Affiliate of a Lender, shall be reasonably satisfactory to the Administrative Agent) to whom the Borrower proposes any portion of such Incremental Revolving Loan Commitment be allocated and the amounts of such allocations; provided that any existing Lender approached to provide all or a portion of the Incremental Revolving Loan Commitment may elect or decline, in its sole discretion, to provide such Incremental Revolving Loan Commitment.

(b) Conditions. The Incremental Revolving Loan Commitment shall become effective, as of such Revolving Commitment Increase Effective Date; provided that:

(i) each of the conditions set forth in Section 5.2 shall be satisfied as of such Revolving Commitment Increase Effective Date (after giving effect to any borrowings to be made on the Revolving Commitment Increase Effective Date);

(ii) after giving pro forma effect to the borrowings to be made on the Revolving Commitments Increase Effective Date and to any change in Consolidated Adjusted EBITDA and any increase in Indebtedness resulting from the consummation of any Investment concurrently with such borrowings as of the date of the most recent financial statements delivered pursuant to Section 6.1(a) or (b), the Borrower shall be in compliance with each of the covenants set forth in Section 7.1; and

(iii) the Borrower shall deliver or cause to be delivered any customary legal opinions or other documents reasonably requested by the Administrative Agent in connection with the effectiveness of such Incremental Revolving Loan Commitment.

(c) Terms of Incremental Revolving Loans and Incremental Revolving Loan Commitments. The terms and provisions of the Incremental Revolving Loans made pursuant to the Incremental Revolving Loan Commitments shall be as follows:

(i) terms and provisions of Loans made pursuant to Incremental Revolving Loan Commitments (the “Incremental Revolving Loans”) shall be, except as otherwise set forth herein or in the Increase Joinder, identical to the Revolving Loans (it being understood that Incremental Revolving Loans, at the option of the Borrower, may be part of the existing tranche of Revolving Loans);

(ii) the maturity date of the Incremental Revolving Loans shall not be earlier than the Revolving Termination Date;

(iii) the applicable margin for the Incremental Revolving Loans shall be determined by the Borrower and the applicable new Lenders; provided that the applicable margin (which, for such purposes only, shall be deemed to include all upfront or similar fees or original issue discount payable to all Lenders providing such Incremental Revolving Loans) for the Incremental Revolving Loans shall not be greater than the highest applicable margin (taking into account all the components listed above) that may, under any circumstances, be payable with respect to Revolving Loans plus 25 basis points, except to the extent that the applicable margin for the Revolving Loans is increased to the extent necessary to achieve the foregoing; and

(iv) to the extent any Eurodollar Rate “floor” is imposed on the Incremental Revolving Loans, the highest such Eurodollar Rate “floor” shall be applied to the Revolving Loans.

An Incremental Revolving Loan Commitment shall be effected by a joinder agreement (the “Increase Joinder”) executed by the Borrower, the Administrative Agent and each Lender making such Incremental Revolving Loan Commitment, in form and substance satisfactory to each of them. The Increase Joinder may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be reasonably necessary, in the reasonable opinion of the Administrative Agent, to effect the provisions of this Section 2.24 (including, without limitation, to the definition of “Required Lenders” and any defined terms used therein) to the extent that such amendments would otherwise be permitted to be made with the consent of the Required Lenders under Section 10.1 and/or each Revolving Lender under Section 10.1(iii) (with respect to reductions of any Lender’s Revolving Percentage). In addition, unless otherwise specifically provided herein, all references in the Loan Documents to Revolving Loans shall be deemed, unless the context otherwise requires, to include references to Incremental Revolving Loans.

(d) Equal and Ratable Benefit. The Incremental Revolving Loans and Incremental Revolving Loan Commitments established pursuant to this Section 2.24 shall constitute Loans and Commitments under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably with the Obligations from the Guaranty and security interests created by the Security Documents. The Loan Parties shall take any actions reasonably required by the Administrative Agent to ensure and/or demonstrate that the Lien and security interests granted by the Security Documents continue to be perfected under the Uniform Commercial Code or otherwise after giving effect to the establishment of any such class of Incremental Revolving Loans or any such Incremental Revolving Loan Commitments.

(l) Clause (a) of Section 6.12 of the Credit Agreement is hereby amended as follows:

(i) by inserting the text “and on the date of any refinancing, refunding, renewal or extension of the Indebtedness under the Tower Notes Indenture Documents” immediately after the text “Closing Date” in the second sentence of such clause (a) of Section 6.12;

(ii) by inserting the text “and on the date of any refinancing, refunding, renewal or extension of the Indebtedness under the Global Signal Loan Documents” immediately after the text “Global Signal Acquisition” in the third sentence of such clause (a) of Section 6.12; and

(iii) by inserting the following text at the end of such clause (a) of Section 6.12:

Notwithstanding the foregoing, if in connection with any amendment, restatement, supplement, replacement, refinancing or other modification of the Tower Notes Indenture Documents or Global Signal Loan Documents, as applicable, the Tower Notes Indenture Documents or the Global Signal Loan Documents, as applicable and as so amended, restated, supplemented, replaced, refinanced or modified, provide for the cash and Cash Equivalents described in the first sentence of this Section 6.12(a) to be paid into a Control Account subject to a Control Agreement, then the Borrower shall be deemed to have complied with the second sentence (in the case of the Tower Notes Indenture Documents) and/or the third sentence (in the case of the Global Signal Loan Documents) of this Section 6.12(a).

(m) Clause (a) of Section 7.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(a) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio determined as of the last day of any fiscal quarter to exceed 7.50 to 1.00.

(n) Clauses (b) and (c) of Section 7.1 of the Credit Agreement are hereby amended by deleting the text “Until such time as all Revolving Commitments shall have been terminated pursuant to Section 2.7 or Section 2.9,” at the beginning of each such clause.

(o) Clause (d) of Section 7.2 of the Credit Agreement is hereby amended by adding the following text immediately after the text “shortening the maturity thereof”:

(other than to a date that is at least 91 days after the latest maturity date of the Term Loans outstanding at the time of such refinancing, refunding, renewal or extension)

(p) Section 7.6(b) of the Credit Agreement is hereby amended by deleting clause (B) thereof and restating it in its entirety to read as follows:

(B) the Consolidated Leverage Ratio (calculated on a pro forma basis as of the most recently completed fiscal quarter as if the Restricted Payment was made on the first day of such quarter and after giving effect to the incurrence of any Indebtedness, the proceeds of which were used to fund such dividend) is not greater than 7.00 to 1.00;

(q) Section 7.6(c) of the Credit Agreement is hereby amended by deleting clause (ii) thereof and restating it in its entirety to read as follows:

(ii) if the Consolidated Leverage Ratio (calculated on a pro forma basis as of the most recently completed fiscal quarter as if the Restricted Payment was made on the first day of such quarter and after giving effect to the incurrence of any Indebtedness, including Loans, the proceeds of which were used to fund such dividend) is not greater than 7.00 to 1.00, the Borrower may pay a dividend to Holdings to permit Holdings to pay dividends on its Capital Stock or to make repurchases of its Capital Stock or for any other purpose not prohibited by this Agreement;

(r) Section 7.8(d) of the Credit Agreement is hereby amended by replacing the text “adverse in any material respect to Holdings or any of its Subsidiaries or the Lenders” therein with the text “, when taken as a whole together with any other such actions contemporaneously effected, materially adverse to the Lenders”.

(s) Section 7.8(e) of the Credit Agreement is hereby amended by replacing the text “adverse in any material respect to Holdings or any of its Subsidiaries or the Lenders” therein with the text “, when taken as a whole together with any other such actions contemporaneously effected, materially adverse to the Lenders”.

(t) The first sentence of Section 10.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Except as reasonably necessary to effect Term Loans pursuant to Section 2.23 of this Agreement or Incremental Revolving Loan Commitments pursuant to Section 2.24 of this Agreement, neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1.

(u) Schedule 1 to this Second Amendment is hereby inserted as Schedule 1 to the Credit Agreement.

(v) Annex A to the Credit Agreement is hereby deleted and replaced with Annex A hereto.

(w) Section 2.01 of the Holdings Pledge Agreement is hereby amended by inserting the following new clause (v) immediately prior to clause (w) in the proviso thereto:

(v) with respect to that portion of the Obligations the pledge of Collateral hereunder with respect to which would result in a requirement to secure the 9% Senior Notes due 2015 and/or the 7.125% Senior Notes due 2019 (in each case, issued by Holdings) on an equal and ratable basis, any assets of Holdings other than the Stock Interests, LLC Interests and Partnership Interests held by Holdings (and the Proceeds therefrom) and any other assets of Holdings that may be pledged to secure such portion of the Obligations without requiring such 9% Senior Notes due 2015 and/or 7.125% Senior Notes due 2019 to be so secured,

3. Amendment to the Pledge Agreements. Section 3.02(c) of each of the Holdings Pledge Agreement and the Subsidiary Pledge Agreement is hereby amended by inserting the following text “(or such shorter period of time as agreed to by the Agent)” immediately after the text “30 days’ prior written notice”.

4. Commitment. Subject to the terms and conditions set forth herein, each Continuing Revolving Lender (as defined below) that has executed a counterpart to this Second Amendment or a Lender Addendum (as defined below) hereby agrees, severally and not jointly, to provide, on and after the Second Amendment Implementation Date, Revolving Loans in accordance with the terms of the Credit Agreement (as amended by this Second Amendment) in an aggregate principal amount not to exceed such Continuing Revolving Lender’s Revolving Commitment (as such amount is set forth opposite such Continuing Revolving Lender’s name on Schedule 1 hereto). In the event that any Continuing Revolving Lender has not executed a counterpart to this Second Amendment or a Lender Addendum prior to January 5, 2010 (each such Continuing Revolving Lender, a “Non-Consenting Lender”), the aggregate amount of the Revolving Commitments (as defined in Section 2(d) hereof) shall be reduced by the aggregate amount of the Revolving Commitments of the Non-Consenting Lenders (as such amounts are set forth opposite such Non-Consenting Lenders’ respective names on Schedule 1 hereto) and Schedule 1 hereto shall be deemed to be amended by deleting therefrom the name and Revolving Commitment amount of each Non-Consenting Lender.

5. Effectiveness of Amendment. This Second Amendment and the commitments referenced herein shall become effective on the date first written above when each of the following shall have occurred:

(a) each Continuing Revolving Lender (other than any New Revolving Lender) and the Required Lenders have duly executed and delivered a counterpart of this Second Amendment and Holdings, the Borrower and the other Loan Parties have delivered duly executed counterparts of this Second Amendment to the Administrative Agent;

(b) the Administrative Agent shall have received: (i) a certificate of the Borrower dated as of the date hereof signed by a Responsible Officer of the Borrower certifying that (x) as of the date of and after giving effect to this Second Amendment, the representations and warranties contained in Section 7 of this Second Amendment are and shall be true and correct and (y) as of the date of and after giving effect to this Second Amendment, no Default or Event of Default exists or will exist; (ii) certified copies of the resolutions of the board of directors of the Borrower authorizing the Borrower to execute and deliver this Second Amendment and approving the transactions contemplated hereby; and (iii) an originally executed opinion of the Borrower’s counsel in form and substance reasonably satisfactory to the Administrative Agent; and

(c) the Administrative Agent has received payment from the Borrower for any and all fees (including those fees set forth in Section 6(b) below) payable on or prior to the date hereof and out-of-pocket costs and expenses referenced in Section 9(c) hereof and invoiced on or prior to the date hereof, in each case relating to this Second Amendment;

provided that the amendments set forth in Section 2 of this Second Amendment shall not be implemented until January 5, 2010 (such date, the “Second Amendment Implementation Date”), which shall be deemed to occur immediately prior to the Revolving Termination Date (as defined under the Credit Agreement before giving effect to this Second Amendment). Notwithstanding the foregoing, the Second Amendment Implementation Date shall be deemed not to have occurred if the Borrower has not complied with its payment obligations set forth in Section 6(a) below.

6. Fees.

(a) On January 5, 2010, the Borrower shall pay in full to the Administrative Agent, for distribution to each person set forth on Schedule 1 hereto (each such person, a “Continuing Revolving Lender”) that has executed this Second Amendment or a Lender Addendum prior to such date, an upfront fee equal to the applicable percentage of such Continuing Revolving Lender’s Revolving Commitment as set forth on Schedule 1 hereto based on the aggregate principal amount of such Continuing Revolving Lender’s Revolving Commitment as set forth on Schedule 1 hereto pursuant to the separate fee letter executed by the Borrower and the Administrative Agent.

(b) The Borrower shall pay in full to the Administrative Agent, for distribution to each Term Lender that has delivered an executed counterpart of this Second Amendment to the Administrative Agent or its counsel prior to the date hereof, an amendment fee equal to 0.125% of the aggregate principal amount of such Term Lender’s outstanding Term Loans as of such date.

7. Representations and Warranties. As of the date hereof, before and after giving effect to this Second Amendment, each of the Borrower and the other Loan Parties hereby represents and warrants to the Administrative Agent and each Lender that:

(a) each Loan Party has the corporate power and authority, and the legal right, to make, deliver and perform this Second Amendment and each Loan Party has taken all necessary corporate action to authorize the execution, delivery and performance of this Second Amendment. No material consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority (including without limitation, the FCC, the FAA or any other Licensing Authority) or any other Person is required with the execution, delivery, performance, validity or enforceability of this Second Amendment which has not been obtained;

(b) each of the Credit Agreement and the Pledge Agreements, as amended by this Second Amendment, constitutes a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law);

(c) no Default or Event of Default has occurred or is continuing; and

(d) each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents is true and correct in all material respects on and as of the date hereof as if made on and as of such date (except to the extent any representation and warranty expressly relates to an earlier date in which case such representation and warranty was true and correct in all material respects as of such earlier date).

8. Loan Parties Consent and Ratification; Reaffirmation.

Each of the Loan Parties hereby consents to the terms and conditions of this Second Amendment and hereby (a) confirms and agrees that notwithstanding the effectiveness of this Second Amendment, each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that, (i) on and after the Second Amendment Implementation Date, each reference in the Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended by this Second Amendment, (ii) on and after the date hereof (with respect to the amendments set forth in Section 3) and on and after the Second Amendment Implementation Date (with respect to the amendments set forth in Section 2), each reference in the Loan Documents to the “Pledge Agreement”, “thereunder”, “thereof” or words of like import referring to the Holdings Pledge Agreement shall mean and be a reference to the Holdings Pledge Agreement, as amended by this Second Amendment and (iii) on and after the date hereof, each reference in the Loan Documents referring to the Subsidiary Pledge Agreement shall mean and be a reference to the Subsidiary Pledge Agreement, as amended by this Second Amendment, (b) confirms and agrees that the pledge and security interest in the Collateral granted by it pursuant to the Security Documents to which it is a party shall continue in full force and effect, (c) acknowledges and agrees that such pledge and security interest in the

Collateral granted by it pursuant to such Security Documents shall continue to secure the Obligations purported to be secured thereby, as amended or otherwise affected hereby and (d) hereby reaffirms its obligations (including the Obligations) under each Loan Document to which it is a party.

9.	Miscellaneous.

(a) No Waiver, Cumulative Remedies. No failure or delay or course of dealing on the part of the Lenders in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights, powers and remedies herein expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Lenders would otherwise have. No notice to or demand on the Borrower or any other Loan Party in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Lenders to any other or further action in any circumstances without notice or demand.

(b) Status of Loan Documents. On and after the Second Amendment Implementation Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Second Amendment. On and after the date hereof (with respect to the amendments set forth in Section 3) and on and after the Second Amendment Implementation Date (with respect to the amendments set forth in Section 2), each reference in the Holdings Pledge Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Holdings Pledge Agreement, and each reference in the Notes and each of the other Loan Documents to “the Pledge Agreement”, “thereunder”, “thereof” or words of like import referring to the Holdings Pledge Agreement, shall mean and be a reference to the Holdings Pledge Agreement, as amended by this Second Amendment. On and after the date hereof, each reference in the Subsidiary Pledge Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Subsidiary Pledge Agreement, and each reference in the Notes and each of the other Loan Documents referring to the Subsidiary Pledge Agreement shall mean and be a reference to the Subsidiary Pledge Agreement, as amended by this Second Amendment. The execution, delivery and effectiveness of this Second Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents. This Second Amendment is a Loan Document, and all provisions in the Credit Agreement pertaining to Loan Documents apply hereto.

(c) Expenses. The Borrower agrees to pay and reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses (including, without limitation, reasonable fees and disbursements of legal counsel) incurred up to and on the date hereof in connection with the Credit Agreement or this Second Amendment, in each case to the extent reimbursable under Section 10.5 of the Credit Agreement.

(d) Pricing Changes. The Applicable Margin and the Commitment Fee Rate in respect of all periods prior to the Second Amendment Implementation Date shall be as provided in the Credit Agreement immediately prior to the Second Amendment Implementation Date (and shall be paid with respect to each Revolving Lender’s Revolving Commitment prior to giving effect to this Second Amendment), and the Applicable Margin and the Commitment Fee Rate in respect of all periods on and after the Second Amendment Implementation Date shall be as set forth in the Credit Agreement as amended by this Second Amendment (and shall be paid with respect to each Revolving Lender’s Revolving Commitment after giving effect to this Second Amendment).

(e) Headings Descriptive. The headings of the several Sections and subsections of this Second Amendment are inserted for convenience only and shall not in any way affect the meaning or construction of any provision.

(f) Severability. In case any provision in or obligation under this Second Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

(g) Counterparts. This Second Amendment may be executed and delivered in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. The delivery of a counterpart may be made by facsimile or electronic transmission.

(h) New Revolving Lenders. Prior to January 5, 2010, each person listed on Schedule 1 hereto that was not a Revolving Lender prior to the date hereof (each such person, a “New Revolving Lender”) shall execute and deliver the addendum attached hereto as Exhibit A (the “Lender Addendum”), and upon execution and delivery of such Lender Addendum, such New Revolving Lender shall become a party to this Second Amendment in its capacity as a Continuing Revolving Lender (and, upon the Second Amendment Implementation Date, shall become a party to the Credit Agreement in its capacity as a Lender and a Revolving Lender) with the same force and effect as if such New Revolving Lender was an original signatory to this Second Amendment (and the Credit Agreement, as applicable), and hereby agrees to all terms and provisions of this Second Amendment and the Credit Agreement applicable to it as a Continuing Revolving Lender (and for purposes of the Credit Agreement, as a Lender and a Revolving Lender).

(i) Governing Law. THIS SECOND AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

CROWN CASTLE INTERNATIONAL CORP.

By:	/s/ Jay Brown
Name:	Jay Brown
Title:	Senior Vice President, Chief Financial Officer and Treasurer

CROWN CASTLE OPERATING COMPANY

By:	/s/ Jay Brown
Name:	Jay Brown
Title:	Senior Vice President, Chief Financial Officer and Treasurer

CROWN CASTLE OPERATING LLC

By:	/s/ Jay Brown
Name:	Jay Brown
Title:	Senior Vice President, Chief Financial Officer and Treasurer

CCGS HOLDINGS LLC

By:	/s/ Jay Brown
Name:	Jay Brown
Title:	Senior Vice President, Chief Financial Officer and Treasurer

GLOBAL SIGNAL OPERATING PARTNERSHIP, L.P.

By:	/s/ Jay Brown
Name:	Jay Brown
Title:	Senior Vice President, Chief Financial Officer and Treasurer

[Second Amendment]

THE ROYAL BANK OF SCOTLAND PLC, as Administrative Agent, as a Lender and as Agent under the Pledge Agreements

By:	/s/ Matthew Pennachio
Name:	Matthew Pennachio
Title:	Vice President

[Second Amendment]

Annex A

PRICING GRID FOR REVOLVING LOANS AND

SWINGLINE LOANS

Pricing Level	Applicable Margin for Eurodollar Loans	Applicable Margin for Base Rate Loans
I	2.375%	1.375%
II	2.250%	1.250%
III	2.125%	1.125%
IV	2.000%	1.000%

The Applicable Margin for Revolving Loans and Swingline Loans shall be adjusted, on and after the first Adjustment Date (as defined below) occurring after the completion of one full fiscal quarter of Holdings after the Closing Date and on each subsequent Adjustment Date, based on changes in the Consolidated Leverage Ratio, with such adjustments to become effective on the date (the “Adjustment Date”) that is three Business Days after the date on which the relevant financial statements are delivered to the Lenders pursuant to Section 6.1 and to remain in effect until the next adjustment to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified in Section 6.1, then, until the date that is three Business Days after the date on which such financial statements are delivered, the highest rate set forth in each column of the Pricing Grid shall apply. On each Adjustment Date, the Applicable Margin for Revolving Loans and Swingline Loans shall be adjusted to be equal to the Applicable Margin opposite the Pricing Level determined to exist on such Adjustment Date from the financial statements relating to such Adjustment Date.

As used herein, the following rules shall govern the determination of Pricing Levels on each Adjustment Date:

“Pricing Level I” shall exist on an Adjustment Date if the Consolidated Leverage Ratio for the relevant period is greater than or equal to 7.00 to 1.00.

“Pricing Level II” shall exist on an Adjustment Date if the Consolidated Leverage Ratio for the relevant period is less than 7.00 to 1.00 but greater than or equal to 6.00 to 1.00.

“Pricing Level III” shall exist on an Adjustment Date if the Consolidated Leverage Ratio for the relevant period is less than 6.00 to 1.00 but greater than or equal to 5.00 to 1.00.

“Pricing Level IV” shall exist on an Adjustment Date if the Consolidated Leverage Ratio for the relevant period is less than 5.00 to 1.00.